SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 2, 2012

Derma Sciences, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 300

Princeton, NJ  08540

(609) 514-4744

(Address including zip code and telephone

number, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Failure to Satisfy a Continued Listing Rule or Standard or Notice of Delisting; Transfer of Listing.

On July 2, 2012, Derma Sciences, Inc. (the “Company”) received a Letter of Reprimand (the “Letter”) from the Nasdaq Listing Qualifications staff (the “Nasdaq Staff”), relating to the Company’s inadvertent failure to comply with Nasdaq Rule 5605(e), which requires that the nominating committee of the Company’s Board of Directors be comprised solely of independent directors, as defined by Nasdaq Rule 5605(a)(2). As previously disclosed, Edward J. Quilty, the Company’s President and Chief Executive Officer, was inadvertently appointed to the Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Company’s Board of Directors this past year and, on May 17, 2012, resigned from the Nominating Committee, effective immediately. The Letter indicates that because the Company’s failure to comply did not appear to have been the result of deliberate intent to avoid compliance, the Company has not demonstrated a pattern of non-compliance and the Company promptly acted to cure the deficiency, the Nasdaq Staff believes it appropriate to close the matter by issuance of the Letter. Accordingly, upon filing of this Current Report on Form 8-K, the matter is deemed to be closed.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.

By:	/s/ John E. Yetter
John E. Yetter, CPA Vice President and Chief Financial Officer

 Date:  July 3, 2012